SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2000

                                 HOME WEB, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


         Nevada                                                77-0454933
         ------                                                ----------
      (State or other                                        (IRS Employer
jurisdiction of incorporation)   (Commission File Number) Identification Number)


603 Mar Vista Dr., Monterey, CA 93940
-------------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code: 831-375-6209

                                       N/A
          (Former name or former address, if changed since last report)


ITEM 1.  Changes in Control of Registrant

Control of registrant changed on October 16, 2000. Such control was effected by turning in their control shares which were thereupon cancelled by the Company. The Company then issued 28,800,000 shares of Common Stock to the shareholders listed in Attached Exhibit A in exchange for all of the assets of Duro Enzymes Solutions, Inc. Attached Exhibit A is a list of all of the new the shareholders who, in the aggregate, now control the registrant.

The following individuals were elected as directors and officers:

Robert L. Jackman, Director, President, and Treasurer
Dean Branconnier, Vice President and Director
Jolene Fuller, Secretary and Director

Attached (Exhibit B) are the resumes of the new directors and officers.

                  Security Ownership of New Officers and Directors

Name and Address of                   Number of             Percentage of
Beneficial Owner                      Shares Owned          Share Ownership
----------------                      ------------          ---------------
Robert L. Jackman                        1,500,000                     5.21%
Dean Branconnier                         1,600,000                     5.56%
Jolene Fuller                            1,625,000                     5.64%
Total Shares Outstanding                28,800,000                   100.00%



ITEM 2.  Acquisition or Disposition of Assets

N/A

ITEM 3.  Bankruptcy or Receivership

N/A

ITEM 4.  Changes in Registrant's Certifying Accountant

N/A

ITEM 5.  Other Events

N/A

ITEM 6.  Resignations of Registrant's Directors

All of the members of the board of directors of registrant voluntarily resigned effective October 16, 2000.


ITEM 7.  Financial Statements and Exhibits

N/A

ITEM 8. Change in Fiscal Year

N/A

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                                   HOME WEB, INC



                                                          /s/ Dr. Robert Jackman
                                                          ----------------------
                                                              Dr. Robert Jackman
                                                         President and Secretary

                                                                         11/1/00